Exhibit 5(a)

                             Paul K. Sandness, Esq.
                          General Counsel and Secretary
                            MDU Resources Group, Inc.
                               Schuchart Building
                      918 East Divide Avenue, P.O. Box 5650
                        Bismarck, North Dakota 58506-5650




                                                    August 26, 2004



MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

     I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). This opinion is being rendered in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended, (the "Securities Act"), for the registration of 400,000 shares of its common stock, par value $1.00 per share (the "Stock"), and the preference share purchase rights attached thereto (the "Rights"), to be issued pursuant to the MDU Resources Group, Inc. Non-Employee Director Stock Compensation Plan (the "Plan").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent, together with the exhibits thereto (the "Rights Agreement"), pursuant to which the Rights were created, (iii) the Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, (iv) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (v) the Plan, (vi) resolutions of the Board of Directors of the Company, dated February 12, 2004, authorizing the issuance of the Stock and (vii) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based upon the foregoing, subject to the limitations and qualifications contained in this opinion, I am of the opinion that:


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     1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

     3. When the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming shall have issued orders authorizing the issuance and sale of the Stock, and provided that such orders remain in full force and effect and have not been amended, rescinded or repealed, upon issuance and delivery of the Stock, as set forth in the Plan, the Stock will be validly issued, fully paid and non-assessable.

     4. The issuance of the Rights has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the Rights Agreement, the Rights will be legally issued and binding obligations of the Company.

     Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name, as counsel, therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Paul K. Sandness

                                             Paul K. Sandness
                                             General Counsel and
                                               Secretary